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                                                                      Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-57103) of Mack-Cali Realty, L.P. of our report dated February 23, 1999, appearing in this Form 10-K.

We hereby consent to the incorporation by reference in this annual report on Form 10-K of Mack-Cali Realty, L.P. for the year ended December 31, 1998 of our report dated February 26, 1998 included in its Registration Statement on Form S-3 (No. 333-57103) dated September 25, 1998 relating to the financial statements and financial statement schedule for the three years ended December 31, 1997.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
March 3, 1999